UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 23, 2020
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2020, Marathon Petroleum Corporation (“MPC”), entered into a $1 billion 364-Day Revolving Credit Agreement (the “New MPC 364-Day Credit Agreement”) by and among MPC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Royal Bank of Canada and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association, as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Royal Bank of Canada and TD Securities (USA) LLC, as documentation agents, and the other lenders and issuing banks that are parties thereto. The New MPC 364-Day Credit Agreement replaces MPC’s previously existing 364-day revolving credit agreement, dated as of July 26, 2019 (the “2019 364-Day Credit Agreement”), which expires on September 28, 2020.

Commitment fees ranging from 10.0 basis points to 25.0 basis points per annum, depending on MPC’s credit ratings (currently 12.5 basis points), accrue on the unused commitments under the New MPC 364-Day Credit Agreement. Borrowings under the New MPC 364-Day Credit Agreement bear interest, at MPC’s election, at either (a) the Adjusted LIBO Rate (as defined in the New MPC 364-Day Credit Agreement) plus a margin ranging from 137.5 basis points to 200.0 basis points per annum, depending on MPC’s credit ratings (currently 150.0 basis points) or (b) the Alternate Base Rate (as defined in the New MPC 364-Day Credit Agreement) plus a margin ranging from 37.5 basis points to 100.0 basis points per annum, depending on MPC’s credit ratings (currently 50.0 basis points).

The New MPC 364-Day Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that MPC considers customary for agreements of similar nature and type and substantially similar to those contained in MPC’s existing revolving credit facilities, including a covenant that requires MPC to maintain a ratio (expressed as a percentage) of Consolidated Net Debt (as defined in the New MPC 364-Day Credit Agreement) to Total Capitalization (as defined in the New MPC 364-Day Credit Agreement) not to exceed 65% as of the last day of each fiscal quarter. If an event of default exists under the New MPC 364-Day Credit Agreement, the lenders may terminate the commitments thereunder and require the immediate repayment of all outstanding borrowings. In addition to commitment fees and interest charges, MPC agreed to pay an annual administrative fee and other customary fees to, and to reimburse certain expenses incurred by, the agents and the lenders in connection with entering into and administrating the New MPC 364-Day Credit Agreement.

The availability of the lending commitments under the New MPC 364-Day Credit Agreement is contingent upon customary conditions, including the payment of all amounts outstanding and the termination of the lending commitments under the 2019 364-Day Credit Agreement. The availability date is expected to occur on or about September 28, 2020, and the New MPC 364-Day Credit Agreement will expire 364 days following the availability date. If the availability date does not occur by October 31, 2020, the commitments of the lenders under the New MPC 364-Day Credit Agreement will automatically terminate.

Certain parties to the New MPC 364-Day Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPC and its subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above descriptions of the material terms and conditions of the New MPC 364-Day Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Revolving Credit Agreement, dated as of September 23, 2020, by and among Marathon Petroleum Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Royal Bank of Canada and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association, as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Royal Bank of Canada and TD Securities (USA) LLC, as documentation agents, and the other lenders and issuing banks that are parties thereto.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: September 28, 2020	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary